UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 13, 2007

SOMERSET INTERNATIONAL GROUP, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	0-10854	13-27956-75
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

90 WASHINGTON VALLEY ROAD BEDMINSTER, NEW JERSEY 07921
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(908) 719-8909
(ISSUER TELEPHONE NUMBER)

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Acquisition of Fire Control Electrical Systems, Inc.

Effective October 1, 2007, we entered into a Stock Purchase Agreement (“Agreement”) in which we purchased all the shares of Fire Control Electrical Systems, Inc., a New Jersey corporation (“FCES” or the “Company”) from Vincent A. Bianco and Opie F. Brinson, being all of the shareholders of FCES.  Pursuant to the Agreement, we acquired FCES whereby FCES became our wholly owned subsidiary.  The closing of the transactions contemplated by the Agreement was subject to customary closing conditions, including the delivery of financial statements by FCES.  This transaction closed on November 14, 2007 upon closing of the financing with Dutchess Private Equities Fund, Ltd. as set forth below.

Financing with Dutchess Private Equities Fund, Ltd.

On November 14, 2007, Dutchess Private Equities Fund, Ltd. (the “Investor”) purchased a convertible debenture (“Debenture”) from us for $1,350,000 (“Face Amount”) which has a five-year term and bears annual interest at 12%.  The proceeds of the Debenture were used to complete the purchase of all of the shares of FCES.

Pursuant to this Debenture, we are required to make mandatory interest only payments to the Investor in the amount of 1/12th of the Interest due on the outstanding balance of the Debenture each month for the first six months after closing on the acquisition.  The first payment is due on November 30, 2007.  Pursuant to this Debenture, we also are required to make mandatory principal payments to the Investor throughout the life of the Debenture.  For months 1 thru 7, we must pay $8,000 per month, for months 8 thru 13 we must pay $15,000 per month, for months 14 thru 19 we must pay $20,000, for month 20 thru month 28 we must pay $30,000 per month, for month 29 and each month thereafter until the balance has been paid in full we must pay $40,000 per month.

In conjunction with the Debenture, we have also issued to the Investor a warrant to purchase a number of shares equal to 5,000,000 with a strike price equal to $.05 per share.  The warrants have a term of five years from the date of issuance.

We are further obligated to file a registration statement with the Securities and Exchange Commission (“SEC”) covering the underlying stock for the Debenture and Warrants within 30 days after the Investor provides written notice (“Filing Date”).  If such registration statement has not been submitted to the SEC by the Filing Date or the effective date of the registration statement exceeds 105 days from the Filing Date, a penalty of two percent (2%) per month, shall begin to accrue.

 In the event of default of the Debenture, the Investor may exercise its right to attach and liquidate our assets to satisfy any outstanding debts owed, as the Debenture is secured by our assets.

Addendum to Warrant

On November 14, 2007, we issued an Addendum to the Warrant Number June 2007 101 issued to Dutchess Private Equities Fund, Ltd. on June 12, 2007.  The Warrant was amended to reduce the number of shares of common stock underlying the warrant from 13,500,000 to 7,000,000.  The exercise price was also decreased from $.12 to $.05.  All other terms of the warrant remain unchanged.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Effective October 1, 2007, we entered into a Stock Purchase Agreement (“Agreement”) in which we purchased all the shares of Fire Control Electrical Systems, Inc., a New Jersey corporation (“FCES” or the “Company”) from Vincent A. Bianco and Opie F. Brinson, being all of the shareholders of FCES.  Pursuant to the Agreement, we acquired FCES whereby FCES became our wholly owned subsidiary.  The closing of the transactions contemplated by the Agreement was subject to customary closing conditions, including the delivery of financial statements by FCES.  This transaction closed on November 14, 2007 upon closing of the financing with Dutchess Private Equities Fund, Ltd. as set forth below.

In consideration for the acquisition of FCES, we paid approximately $1 million, consisting of $350,000 of cash, a zero coupon seller convertible promissory note for $150,000 payable over a 12 month period convertible at a price of $.40 per share and secured by a pledge of 20% of the outstanding shares of FCES, 500,000 shares of our common stock representing $150,000 at a price of $.30 per share, and an investment of up to $350,000 in FCES which shall be used for the payment of certain outstanding bank debt and the removal of certain personal guarantees made by the Sellers, as instructed by the Sellers.

The Company used the proceeds from the November 13, 2007 convertible debenture with Dutchess Private Equities Fund, Ltd. for $1,350,000 which has a five-year term and bears annual interest at 12%.

Pursuant to this Debenture, we are required to make mandatory interest only payments to the Investor in the amount of 1/12th of the Interest due on the outstanding balance of the Debenture each month for the first six months after closing on the acquisition.  The first payment is due on November 30, 2007.  Pursuant to this Debenture, we also are required to make mandatory principal payments to the Investor throughout the life of the Debenture.  For months 1 thru 7, we must pay $8,000 per month, for months 8 thru 13 we must pay $15,000 per month, for months 14 thru 19 we must pay $20,000, for month 20 thru month 28 we must pay $30,000 per month, for month 29 and each month thereafter until the balance has been paid in full we must pay $40,000 per month.

Business of FCES

The Company specializes in the distribution, sale, installation and maintenance of fire and security equipment and systems that include fire detection, video surveillance, and burglar alarm equipment. The Company has extensive capabilities in low voltage system engineering. The products encompass complete lines of fire, CCTV (closed circuit TV), communications and PA systems; services include maintenance contracts, monitoring services and system engineering.

The non-service customer base is comprised of electrical contractors, alarm installers with a lesser percentage of revenue derived from sales to commercial and industrial businesses. The service and maintenance business deals directly with non-residential end users. There are approximately 125 active customers located in New Jersey, most of which are on contracts that generate recurring revenue. The industry as a whole has been expanding as a result of stricter fire codes and prevalent security / terrorism concerns.

The Company was founded in 1981. The revenues from the single manufacturer sales/service are comprised of 40% sales and 60% service with the majority on repeat contracts. During the fiscal year ended June 30, 2006 consolidated sales were approximately $2.4 million, with corresponding recast earnings before interest, taxes, depreciation, and amortization of $125,000 which is comprised of adjusted net income plus Owners salary and benefits.

The company can be substantially expanded without sacrificing margins. It primarily relies on bid lists, satisfied contractor relationships and word-of-mouth for most sales referrals. The Owners believe that the Company has a stellar reputation within the marketplace that when combined with the foundation that is in place provides a springboard for expansion opportunities, which are presented in a later section of this booklet and have yet to be pursued.

The Company is housed in a 6,000 square foot location in New Jersey. Daily operations are handled by thirteen full-time and one part-time employee. All employees, other than maintenance staff, have been with the firm on a long-term basis. The business operates 5 days per week.

The following represents the major product categories handled:

•

Fire and Security Alarms

•

Cameras and Monitors

•

Intercom and Sound

•

Clock Systems

•

Speaker Systems

•

Card Access

•

Cable, Wire,

•

Lenses, Emergency Lights, Batteries

•

Recorders, Switchers

•

Transmission Equipment

Services provided include:

•

Engineering and Technical Support

•

Technicians to terminate, program and test equipment

•

Riser diagrams

•

General system maintenance

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION

See Item 1.01 above.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above.

Pursuant to the terms of the Stock Purchase Agreement, we issued a total of 500,000 shares of our common stock to Vincent A. Bianco and Opie F. Brinson the shareholders of FCES.

We claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the issuance of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)

Financial Statements of Business Acquired.

The Audited Consolidated Financial Statements of Fire Control Electrical Services, Inc. for the year ended June 30, 2007 are attached hereto as Exhibit 99.1.

The Audited Consolidated Financial Statements of Fire Control Electrical Services, Inc. for the year ended June 30, 2006 and the unaudited financial statements for the quarter ended September 30, 2007 will be filed within 71 days from the date hereof.

(b)

Pro Forma Financial Information.

The Pro Forma financial statements as of December 31, 2006 and September 30, 2007 will be filed within 71 days from the date hereof.

(c )

Exhibits.

10.1

Stock Purchase Agreement between Somerset International Group, Inc., Fire Control Electrical Systems, Inc., Vincent A. Bianco and Opie F. Brinson

10.2

Convertible Promissory Note to Vincent A. Bianco

10.3

Convertible Promissory Note to Opie F. Brinson

10.4

Stock Pledge and Escrow Agreement

10.5

Consulting Agreement

10.6

Convertible Debenture dated November 13, 2007, by and between the Company and Dutchess Private Equities Fund, Ltd.

10.7

Warrant dated November 13, 2007, by and between the Company and Dutchess Private Equities Fund, Ltd.

10.8

Addendum to Warrant issued to Dutchess Private Equities Fund, Ltd. originally dated June 12, 2007.

99.1

Audited consolidated financial statements for Fire Control Electrical Systems, Inc. for the year ended June 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Somerset International Group, Inc.
Dated: November 20, 2007	By: /s/ John X. Adiletta
JOHN X. ADILETTA
President